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                                  EXHIBIT 23.1


                       [Letterhead of The Otto Law Group]

                                   May 8, 2003

Modern MFG Services, Inc.
9119 Richtop Boulevard, Suite 360
Silverdale, Washington 98383

Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,500,000 shares of common stock (the "Shares") to be issued pursuant to (i) the Consulting Agreement between Modern MFG Services, Inc., and Rocky McNabb, and (ii) the Consulting Agreement between Modern MFG Services, Inc., and Brad Goodspeed, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Consulting Agreements, and in accordance with the registration statement, the Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                 Very truly yours,

                                                 THE OTTO LAW GROUP, PLLC

                                                 /s/ The Otto Law Group







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